NEWS RELEASE
FOR IMMEDIATE RELEASE

Avient Announces Third Quarter 2022 Results

•Completed the acquisition of DSM Protective Materials (including Dyneema®) on September 1st and the sale of the Distribution business on November 1st

•$750 million of after-tax proceeds from the sale of Distribution used to redeem all Senior Unsecured Notes due in 2023 and pay down a portion of term loan debt

•GAAP EPS from continuing operations of ($0.30) includes special items of ($0.75) primarily associated with acquisition-related costs and an adjustment to environmental reserves

•Adjusted EPS excluding intangible amortization of $0.59 is in line with the company’s guidance of $0.58 provided on September 27th

•Revised full year adjusted EPS guidance to $2.60 primarily as a result of recently announced COVID lockdowns

CLEVELAND – November 2, 2022 – Avient Corporation (NYSE: AVNT), a leading provider of specialized and sustainable solutions, today announced its third quarter 2022 results. GAAP earnings per share (EPS) from continuing operations were ($0.30) in the third quarter of 2022 compared to $0.37 in the prior year quarter.

The company noted that GAAP EPS includes special items (Attachment 3). Special items for the third quarter of 2022 had an ($0.75) impact on EPS and included acquisition-related costs that primarily consist of financing commitment fees, inventory step-up adjustments and settlement of foreign currency contracts used to hedge a portion of the DSM Protective Materials (now Avient Protective Materials or APM) acquisition purchase price.

Adjusted EPS excluding intangible amortization for the third quarter of $0.59 was slightly below prior year of $0.61.

“As we announced in our September 27th release, we are experiencing weaker global demand conditions precipitated by the war in Ukraine, recession fears, higher energy costs and inflation,” said Robert M. Patterson, Chairman, President and Chief Executive Officer, Avient Corporation. “These factors are also causing customer inventory destocking across nearly every industry, further reducing orders from customers." Mr. Patterson added, "Our updated guidance of $2.60 incorporates additional weakness associated with the recently announced COVID lockdowns in China."

“Given the challenging conditions we are facing, I’m incredibly proud of everything we have accomplished in the last few months,” Mr. Patterson added. “We completed the acquisition of APM and the sale of our Distribution business, and are using the net proceeds to pay down near-term maturing debt as previously announced.”

“We have not wavered from our strategy of becoming a specialty formulator. Over the last few years, we have overhauled our portfolio by divesting more cyclical, less specialized businesses and made significant investments in innovation, composites and sustainable solutions,” Mr. Patterson continued. “These moves serve us well in the near term as we navigate current macroeconomic and geopolitical uncertainty and in the future as we are very well positioned to benefit from longer term demand trends for sustainable solutions.”

The company noted net proceeds from the Distribution sale are being used to retire its $600 million 2023 Senior Unsecured Notes and pay down $150 million of its term loan debt as shown below.

Capital Structure
Liquidity
$3.15B
$2.40B
$794M
2023 Notes
2025 Notes
2026 Term Loan
2029 Term Loan
2030 Notes
$600
$650
$600
$575
$725
$650
$525
$500
$725
Undrawn Revolver $250(1)
Cash $544
After Dyneema Acquisition
After Distribution Divestiture

(1) $250M reflects estimated undrawn revolver following the divestiture of Distribution.

More details will be provided on the company's third quarter performance and full year outlook during its webcast scheduled for 8:00 a.m. Eastern Time on November 2, 2022.

Webcast Details

Avient will host a webcast on Wednesday, November 2, 2022 at 8:00 a.m. EST. The webcast can be viewed live at avient.com/investors, or by clicking on the webcast link here. Conference call participants in the question and answer session should pre-register using the link at avient.com/investors, or here, to receive the dial-in numbers and a personal PIN, which are required to access the conference call. The question and answer session will follow the company’s presentation and prepared remarks.

A recording of the webcast and the slide presentation will be available at avient.com/investors/events-presentations immediately following the conference call and will be accessible for one year.

About Avient

Avient Corporation (NYSE: AVNT) provides specialized and sustainable material solutions that transform customer challenges into opportunities, bringing new products to life for a better world. Examples include:

•Dyneema®, the world’s strongest fiber™, enables unmatched levels of performance and protection for end-use applications, including ballistic personal protection, marine and sustainable infrastructure and outdoor sports
•Unique technologies that improve the recyclability of products and enable recycled content to be incorporated, thus advancing a more circular economy
•Light-weighting solutions that replace heavier traditional materials like metal, glass and wood, which can improve fuel efficiency in all modes of transportation and reduce carbon footprint
•Sustainable infrastructure solutions that increase energy efficiency, renewable energy, natural resource conservation and fiber optic / 5G network accessibility

Avient is certified ACC Responsible Care®, a founding member of the Alliance to End Plastic Waste and certified Great Place to Work®. For more information, visit www.avient.com/.

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the effect on foreign operations of currency fluctuations, tariffs and other political, economic and regulatory risks; the current and potential future impact of the COVID-19 pandemic on our business, results of operations, financial position or cash flows including, without limitation, any supply chain and logistics issues; changes in laws and regulations regarding plastics in jurisdictions where we conduct business; fluctuations in raw material prices, quality and supply, and in energy prices and supply; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; our ability to achieve the strategic and other objectives relating to the Avient Protective Materials business; an inability to raise or sustain prices for products or services; our ability to pay regular quarterly cash dividends and the amounts and timing of any future dividends; information systems failures and cyberattacks; amounts for cash and non-cash charges related to restructuring plans that may differ from original estimates, including because of timing changes associated with the underlying actions; and other factors affecting our business beyond our control, including without limitation, changes in the general economy, changes in interest rates, changes in the rate of inflation and any recessionary conditions. The above list of factors is not exhaustive.

Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.

Non-GAAP Financial Measures

The Company uses both GAAP (generally accepted accounting principles) and non-GAAP financial measures. The non-GAAP financial measures include adjusted EPS, adjusted operating income, adjusted gross margin and adjusted EBITDA. Avient's chief operating decision maker uses this financial measure to monitor and evaluate the ongoing performance of the Company and each business segment and to allocate resources.

The Company does not provide reconciliations of forward-looking non-GAAP financial measures, such as adjusted EPS, to the most comparable GAAP financial measures on a forward-looking basis because the Company is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of certain items, such as, but not limited to, restructuring costs, environmental remediation costs, acquisition related costs, and other non-routine costs. Each of such adjustments has not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

To access Avient’s news library online, please visit www.avient.com/news

# # #

Investor Relations Contact:
Giuseppe (Joe) Di Salvo
Vice President, Treasurer and Investor Relations
Avient Corporation
+1 440-930-1921
giuseppe.disalvo@avient.com

Media Contact:
Kyle G. Rose
Vice President, Corporate Communications
Avient Corporation
+1 440-930-3162
kyle.rose@avient.com

Attachment 1
Avient Corporation
Summary of Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Sales	$823.3	$818.0	$2,606.5	$2,508.5
Operating Income	40.6	52.8	242.9	229.6
Net (loss) income from continuing operations attributable to Avient shareholders	(27.4)	33.7	99.8	143.3
Basic (loss) earnings per share from continuing operations attributable to Avient shareholders	$(0.30)	$0.37	$1.09	$1.57
Diluted (loss) earnings per share from continuing operations attributable to Avient shareholders	$(0.30)	$0.37	$1.08	$1.56

Senior management uses comparisons of adjusted net income attributable to Avient shareholders and diluted adjusted earnings per share (EPS) attributable to Avient shareholders, excluding special items, to assess performance and facilitate comparability of results. Senior management believes these measures are useful to investors because they allow for comparison to Avient's performance in prior periods without the effect of items that, by their nature, tend to obscure Avient's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended September 30, 2022		Three Months Ended September 30, 2021
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS

Net (loss) income from continuing operations attributable to Avient shareholders	$(27.4)	$(0.30)	$33.7	$0.37
Special items, after tax (Attachment 3)	68.3	0.75	11.7	0.13
Amortization expense, after-tax	13.4	0.14	$11.0	$0.11
Adjusted net income / EPS	$54.3	$0.59	$56.4	$0.61

	Nine Months Ended September 30, 2022		Nine Months Ended September 30, 2021
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS

Net income from continuing operations attributable to Avient shareholders	$99.8	$1.08	$143.3	$1.56
Special items, after tax (Attachment 3)	77.9	0.85	26.0	0.28
Amortization expense, after-tax	34.9	0.38	$33.6	0.36
Adjusted net income / EPS	$212.6	$2.31	$202.9	$2.20

Attachment 2
Avient Corporation
Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Sales	$823.3	$818.0	$2,606.5	$2,508.5
Cost of sales	627.9	602.4	1,895.8	1,781.2
Gross margin	195.4	215.6	710.7	727.3
Selling and administrative expense	154.8	162.8	467.8	497.7
Operating income	40.6	52.8	242.9	229.6
Interest expense, net	(37.3)	(19.0)	(70.4)	(57.8)
Other (expense) income, net	(32.3)	1.6	(31.3)	4.3
(Loss) income from continuing operations before income taxes	(29.0)	35.4	141.2	176.1
Income tax benefit (expense)	1.2	(2.0)	(41.5)	(32.1)
Net (loss) income from continuing operations	(27.8)	33.4	99.7	144.0
Income from discontinued operations, net of income taxes	17.1	19.2	58.8	57.7
Net (loss) income	(10.7)	52.6	158.5	201.7
Net loss (income) attributable to noncontrolling interests	0.4	0.3	0.1	(0.7)
Net (loss) income attributable to Avient common shareholders	$(10.3)	$52.9	$158.6	$201.0

(Loss) earnings per share attributable to Avient common shareholders - Basic:
Continuing operations	$(0.30)	$0.37	$1.09	$1.57
Discontinued operations	0.19	0.21	0.65	0.63
Total	$(0.11)	$0.58	$1.74	$2.20

(Loss) earnings per share attributable to Avient common shareholders - Diluted:
Continuing operations	$(0.30)	$0.37	$1.08	$1.56
Discontinued operations	0.19	0.20	0.64	0.62
Total	$(0.11)	$0.57	$1.72	$2.18

Cash dividends declared per share of common stock	$0.2375	$0.2125	$0.7125	$0.6375

Weighted-average shares used to compute earnings per common share:
Basic	90.9	91.4	91.3	91.3
Diluted	90.9	92.2	92.0	92.1

Attachment 3
Avient Corporation
Summary of Special Items (Unaudited)
(In millions, except per share data)

Special items (1)	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cost of sales:
Restructuring costs, including accelerated depreciation	$(2.8)	$(5.3)	$(9.8)	$(8.6)
Environmental remediation costs	(18.8)	(9.4)	(23.8)	(22.4)
Reimbursement of previously incurred environmental costs	0.1	—	8.3	4.5
Acquisition related costs	(10.3)	(2.6)	(10.3)	(1.2)
Impact on cost of sales	(31.8)	(17.3)	(35.6)	(27.7)

Selling and administrative expense:
Restructuring, legal and other	(0.2)	—	—	(1.7)
Acquisition related costs	(8.2)	(2.7)	(13.2)	(7.2)
Impact on selling and administrative expense	(8.4)	(2.7)	(13.2)	(8.9)

Impact on operating income	(40.2)	(20.0)	(48.8)	(36.6)

Interest expense, net - costs related to committed financing	(10.0)	—	(10.0)	—

Mark-to-market on derivative instruments	(31.8)	—	(30.9)	—
Other	—	0.1	0.1	0.1
Impact on other (expense)/income, net	(31.8)	0.1	(30.8)	0.1

Impact on income from continuing operations before income taxes	(82.0)	(19.9)	(89.6)	(36.5)
Income tax benefit on above special items	20.5	4.6	22.5	8.9
Tax adjustments(2)	(6.8)	3.6	(10.8)	1.6
Impact of special items on net income from continuing operations	$(68.3)	$(11.7)	$(77.9)	$(26.0)

Diluted earnings per common share impact	$(0.75)	$(0.13)	$(0.85)	$(0.28)

Weighted average shares used to compute adjusted earnings per share:
Diluted	91.6	92.2	92.0	92.1

(1) Special items include charges related to specific strategic initiatives or financial restructuring such as: consolidation of operations; debt extinguishment costs; costs incurred directly in relation to acquisitions or divestitures; employee separation costs resulting from personnel reduction programs, plant realignment costs, executive separation agreements; asset impairments; settlement gains or losses and mark-to-market adjustments associated with actuarial gains and losses on pension and other post-retirement benefit plans; environmental remediation costs, fines, penalties and related insurance recoveries related to facilities no longer owned or closed in prior years; gains and losses on the divestiture of operating businesses, joint ventures and equity investments; gains and losses on facility or property sales or disposals; results of litigation, fines or penalties, where such litigation (or action relating to the fines or penalties) arose prior to the commencement of the performance period; one-time, non-recurring items; and the effect of changes in accounting principles or other such laws or provisions affecting reported results.

(2) Tax adjustments include the net tax benefit/(expense) from one-time income tax items, the set-up or reversal of uncertain tax position reserves and deferred income tax valuation allowance adjustments.

Attachment 4
Avient Corporation
Condensed Consolidated Balance Sheets
(In millions)

	(Unaudited) September 30, 2022	December 31, 2021

ASSETS
Current assets:
Cash and cash equivalents	$544.4	$601.2
Accounts receivable, net	504.6	439.9
Inventories, net	441.5	305.8
Current assets held for sale	367.8	360.2
Other current assets	130.0	119.9
Total current assets	1,988.3	1,827.0
Property, net	965.4	672.3
Goodwill	1,491.0	1,284.8
Intangible assets, net	1,525.7	925.2
Operating lease assets, net	56.0	58.2
Non-current assets held for sale	—	22.0
Other non-current assets	280.7	207.7
Total assets	$6,307.1	$4,997.2

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term and current portion of long-term debt	$613.9	$8.6
Accounts payable	448.7	429.5
Current operating lease obligations	18.1	21.1
Current liabilities held for sale	170.3	141.3
Accrued expenses and other current liabilities	304.6	340.2
Total current liabilities	1,555.6	940.7
Non-current liabilities:
Long-term debt	2,502.9	1,850.3
Pension and other post-retirement benefits	91.6	99.9
Deferred income taxes	210.4	100.6
Non-current operating lease obligations	35.7	37.3
Non-current liabilities held for sale	—	13.1
Other non-current liabilities	174.8	164.8
Total non-current liabilities	3,015.4	2,266.0
SHAREHOLDERS' EQUITY
Avient shareholders’ equity	1,720.4	1,774.7
Noncontrolling interest	15.7	15.8
Total equity	1,736.1	1,790.5
Total liabilities and equity	$6,307.1	$4,997.2

Attachment 5

Avient Corporation
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Nine Months Ended September 30,
	2022	2021
Operating Activities
Net income	$158.5	$201.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	110.3	105.8
Accelerated depreciation	4.0	1.9
Share-based compensation expense	9.5	8.4
Changes in assets and liabilities, net of the effect of acquisitions:
Increase in accounts receivable	(66.5)	(199.7)
Increase in inventories	(12.5)	(156.2)
Increase in accounts payable	43.5	95.3
Decrease in pension and other post-retirement benefits	(15.8)	(14.2)
(Decrease) increase in accrued expenses and other assets and liabilities, net	(7.1)	67.0
Net cash provided by operating activities	223.9	110.0
Investing activities
Capital expenditures	(55.1)	(62.7)
Business acquisitions, net of cash acquired	(1,426.1)	(47.6)
Settlement of foreign exchange derivatives	93.3	—
Net cash proceeds used by other assets	—	(2.0)
Net cash used by investing activities	(1,387.9)	(112.3)
Financing activities
Debt proceeds	1,300.0	—
Purchase of common shares for treasury	(36.4)	(4.2)
Cash dividends paid	(65.2)	(58.2)
Repayment of long-term debt	(6.8)	(16.5)
Payments of withholding tax on share awards	(4.2)	(9.1)
Debt financing costs	(49.3)	—
Other financing activities	—	(3.5)
Net cash provided (used) by financing activities	1,138.1	(91.5)
Effect of exchange rate changes on cash	(30.9)	(10.5)
Decrease in cash and cash equivalents	(56.8)	(104.3)
Cash and cash equivalents at beginning of year	601.2	649.5
Cash and cash equivalents at end of period	$544.4	$545.2

Attachment 6
Avient Corporation
Business Segment Operations (Unaudited)
(In millions)

Operating income and earnings before interest, taxes, depreciation and amortization (EBITDA) at the segment level does not include: special items as defined in Attachment 3; corporate general and administration costs that are not allocated to segments; intersegment sales and profit eliminations; share-based compensation costs; and certain other items that are not included in the measure of segment profit and loss that is reported to and reviewed by the chief operating decision maker. These costs are included in Corporate and eliminations.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Sales:
Color, Additives and Inks	$565.6	$586.6	$1,864.2	$1,820.3
Specialty Engineered Materials	258.2	231.7	743.6	685.3
Corporate and eliminations	(0.5)	(0.3)	(1.3)	2.9
Sales	$823.3	$818.0	$2,606.5	$2,508.5

Gross margin:
Color, Additives and Inks	$161.3	$172.1	$546.8	$563.0
Specialty Engineered Materials	66.9	61.4	201.3	192.6
Corporate and eliminations	(32.8)	(17.9)	(37.4)	(28.3)
Gross margin	$195.4	$215.6	$710.7	$727.3

Selling and administrative expense:
Color, Additives and Inks	$92.7	$105.3	$290.1	$321.1
Specialty Engineered Materials	35.5	31.4	96.4	94.2
Corporate and eliminations	26.6	26.1	81.3	82.4
Selling and administrative expense	$154.8	$162.8	$467.8	$497.7

Operating income:
Color, Additives and Inks	$68.6	$66.8	$256.7	$241.9
Specialty Engineered Materials	31.4	30.0	104.9	98.4
Corporate and eliminations	(59.4)	(44.0)	(118.7)	(110.7)
Operating income	$40.6	$52.8	$242.9	$229.6

Depreciation & amortization:
Color, Additives and Inks	$24.2	$26.6	$76.1	$79.2
Specialty Engineered Materials	12.9	7.9	28.4	23.8
Corporate and eliminations	2.7	2.1	9.2	4.1
Depreciation & Amortization	$39.8	$36.6	$113.7	$107.1

Earnings before interest, taxes, depreciation and amortization (EBITDA):
Color, Additives and Inks	$92.8	$93.4	$332.8	$321.1
Specialty Engineered Materials	44.3	37.9	133.3	122.2
Corporate and eliminations	(56.7)	(41.9)	(109.5)	(106.6)
Other (expense) income, net	(32.3)	1.6	(31.3)	4.3
EBITDA	$48.1	$91.0	$325.3	$341.0

Attachment 7
Avient Corporation
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(In millions, except per share data)

Senior management uses gross margin before special items and operating income before special items to assess performance and allocate resources because senior management believes that these measures are useful in understanding current profitability levels and how it may serve as a basis for future performance. In addition, operating income before the effect of special items is a component of Avient annual and long-term employee incentive plans and is used in debt covenant computations. Senior management believes these measures are useful to investors because they allow for comparison to Avient's performance in prior periods without the effect of items that, by their nature, tend to obscure Avient's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended September 30,		Nine Months Ended September 30,
Reconciliation to Consolidated Statements of Income	2022	2021	2022	2021

Sales	$823.3	$818.0	$2,606.5	$2,508.5

Gross margin - GAAP	195.4	215.6	710.7	727.3
Special items in gross margin (Attachment 3)	31.8	17.3	35.6	27.7
Adjusted gross margin	$227.2	$232.9	$746.3	$755.0

Adjusted gross margin as a percent of sales	27.7%	28.5%	28.6%	30.1%

Operating income - GAAP	40.6	52.8	242.9	229.6
Special items in operating income (Attachment 3)	40.2	20.0	48.8	36.6
Adjusted operating income	$80.8	$72.8	$291.7	$266.2

Adjusted operating income as a percent of sales	9.8%	8.9%	11.2%	10.6%

The table below reconciles pre-special income tax expense and the pre-special effective tax rate to their most comparable US GAAP figures.

	Three Months Ended September 30,
	2022			2021
	GAAP Results	Special Items	Adjusted Results	GAAP Results	Special Items	Adjusted Results

(Loss) income from continuing operations before income taxes	$(29.0)	$82.0	$53.0	$35.4	$19.9	$55.3

Income tax expense - GAAP	1.2	—	1.2	(2.0)	—	(2.0)
Income tax impact of special items (Attachment 3)	—	(20.5)	(20.5)	—	(4.6)	(4.6)
Tax adjustments (Attachment 3)	—	6.8	6.8	—	(3.6)	(3.6)
Income tax (expense) benefit	$1.2	$(13.7)	$(12.5)	$(2.0)	$(8.2)	$(10.2)

Effective Tax Rate(1)	4.1%		23.7%	5.7%		18.4%
(1) Rates may not recalculate from figures presented herein due to rounding

	Nine Months Ended September 30,
	2022			2021
	GAAP Results	Special Items	Adjusted Results	GAAP Results	Special Items	Adjusted Results

Income from continuing operations before income taxes	$141.2	$89.6	$230.8	$176.1	$36.5	$212.6

Income tax expense - GAAP	(41.5)	—	(41.5)	(32.1)	—	(32.1)
Income tax impact of special items (Attachment 3)	—	(22.5)	(22.5)	—	(8.9)	(8.9)
Tax adjustments (Attachment 3)	—	10.8	10.8	—	(1.6)	(1.6)
Income tax (expense) benefit	$(41.5)	$(11.7)	$(53.2)	$(32.1)	$(10.5)	$(42.6)

Effective Tax Rate(1)	29.4%		23.1%	18.2%		20.0%
(1) Rates may not recalculate from figures presented herein due to rounding

	Three Months Ended September 30,		Nine Months Ended September 30,
Reconciliation to EBITDA and Adjusted EBITDA:	2022	2021	2022	2021
Net (loss) income from continuing operations – GAAP	$(27.8)	$33.4	$99.7	$144.0
Income tax (benefit) expense	(1.2)	2.0	41.5	32.1
Interest expense	37.3	19.0	70.4	57.8
Depreciation and amortization from continuing operations	39.8	36.6	113.7	107.1
EBITDA	$48.1	$91.0	$325.3	$341.0
Special items, before tax	82.0	19.9	89.6	36.5
Interest expense included in special items	(10.0)	—	(10.0)	—
Depreciation and amortization included in special items	(0.8)	(0.9)	(4.0)	(0.1)
Adjusted EBITDA	$119.3	$110.0	$400.9	$377.4